UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 14, 2004
(Date of Report)

Network Commerce Inc.
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26707	91-1628103
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

411 First Avenue South
Suite 200 N
Seattle, WA 98104
(Address of Principal Executive Offices, including zip)

(206) 223-1996
(Registrant's Telephone Number, including area code)

        Item 3.                        Bankruptcy or Receivership

        Network Commerce Inc., a Washington corporation ("Network Commerce"), has filed its proposed Liquidating Plan of Reorganization and Disclosure Statement with the United States Bankruptcy Court for the Western District of Washington (Case No. 02-23396).  A copy of the proposed Liquidating Plan of Reorganization is attached hereto as Exhibit 99.1.  A copy of the Disclosure Statement is attached hereto as Exhibit 99.2.

        As described in the proposed Liquidating Plan of Reorganization and the Disclosure Statement, if the Plan is confirmed by an order of the Bankruptcy Court, the interests of holders of shares of stock in Network Commerce will be deemed canceled upon the effective date of such order and such holders will receive nothing under the Plan for their equity interests.  As such, holders of shares of stock Network Commerce are deemed to have rejected the Plan and are not entitled to vote.

        A hearing on the Disclosure Statement is scheduled for 10:30 a.m., PDT, on Thursday, January 15, 2004, before the Honorable Philip H. Brandt, at 1200 Sixth Avenue, 309 Park Place Building, Seattle, WA  98101.  A copy of the "Notice of Hearing on Debtor's Disclosure Statement" is attached hereto as Exhibit 99.3.

        Item 7.                  Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)        Exhibits

                    99.1     In re Network Commerce, Inc. -  Debtor's Liquidating Plan of Reorganization

                    99.2     In re Network Commerce, Inc. -  Debtor's Disclosure Statement

                    99.1     In re Network Commerce, Inc. -  Notice of Hearing on Debtor's Disclosure Statement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

January 14, 2004		NETWORK COMMERCE INC.

	By:	/s/ N. Scott Dickson
N. Scott Dickson
Chief Executive Officer and
Chief Financial Officer